200 Clarendon Street 27th Floor Boston, MA 02116-5021 +1 617 728 7100 Main +1 617 426 6567 Fax www.dechert.com
CHRISTOPHER P. HARVEY christopher.harvey@dechert.com +1 617 728 7167 Direct +617 275 8390 Fax
200 Clarendon Street 27th Floor Boston, MA 02116-5021 +1 617 728 7100 Main +1 617 426 6567 Fax www.dechert.com
CHRISTOPHER P. HARVEY christopher.harvey@dechert.com +1 617 728 7167 Direct +617 275 8390 Fax

April 28, 2011

Sun Capital Advisers Trust
One Sun Life Executive Park
Wellesley Hills, Massachusetts 02481

Re:	Post-Effective Amendment No. 30 to

Sun Capital Advisers Trust’s

Registration Statement on Form N-1A

(File Nos. 333-59093; 811-08879)

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 30 to Sun Capital Advisers Trust’s (the “Trust”) Registration Statement on Form N-1A of our opinion dated November 10, 2010, which was filed with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 28 to the Trust’s Registration Statement on November 12, 2010.

Yours very truly,

DECHERT LLP

By: /s/ Christopher P. Harvey

Christopher P. Harvey

16376968.2.BUSINESS

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